Exhibit 10.1

BALLOON PROMISSORY NOTE

$4,800,000.00	________________________________

__________________,2022

FOR VALUE RECEIVED, the undersigned, Borrower, Uointly and severally, if more than one) promises to pay to S & P PRINCIPAL LLC, (Payees), the principal sum of FOUR MILLION EIGHT HUNDRED THOUSAND and 00/100 DOLLARS ($4,800,000.00) with interest from date hereof at the rate of ELEVEN per cent (11% ) per annum on the balance from time to time remaining unpaid. The said principal and interest shall be payable in lawful money of the United States of America, to S & P PRINCIPAL LLC, 1460 Shoreline Way, Hollywood, FL 33019, or at such place as may hereafter be designated by written notice from the holder to the maker hereof, on the date and in the manner following:

INTEREST ONLY shall be due and in monthly payments of $44,000.00 payable to S & P PRINCIPAL LLC, beginning NOVEMBER 1, 2022, and payable monthly thereafter on the pt day of each month continuing until SEPTEMBER 1, 2025, when the full principal amount of $4,800,000.00 outstanding and all remaining interest and such other amounts shall be due.

The loan can be extended for an additional 36 months if THERE HAS BEEN NO DEFAULT by borrower.

LATE PAYMENT PENALTY Payment is due within FIVE (5) days of due date, after which there will be a late payment fee of $4,400.00, 10% of the monthly payment of $44,000.00.

PREPAYMENT: Borrower may not prepay this Balloon Promissory Note for Twelve (12) months. If payment is tendered, prorated interest for remainder of said Twelve month period will be due.

DEFAULT: If borrower does not pay the full amount of any payments due hereunder and of those described in the Mortgage on its respective due date, Borrower will be in default, in which event the interest being charged hereunder shall increase to a default interest rate at the highest rate permitted under New Jersey law computed from the date upon which any payment was so due.

If borrower does not pay all taxes, assessments of any type or nature and other charges levied or assessed against the Mortgaged Property, Borrower will be in Default.

If borrower does not hold insurance covering the mortgaged property in an amount equal to or above the principal amount of this Note, Borrower will be in Default.

PROMISSORY NOTE	INITIALS:
FILE: 9983.00012

NOTICE OF DEFAULT: If Borrower is in default, the Note Holder may, but is not required to, send Borrower a written notice telling Borrower that Borrower has not paid the overdue amount and require Borrower to pay immediately the full amount of principal which has not been paid, late fees as applicable, and all the interest, including default interest, that Borrower owes on that amount.

NOW AIYER BY NOTE HOLDER: Even if, at time when Borrower is in default, the Note Holder does not require Borrower to pay immediately in full as described above, the Note Holder will still have the right to do so if Borrower is in default at a later time.

PAYMENT OF NOTE HOLDER'S COSTS AND EXPENSES: If the Note Holder employs the services of any attorney and/or other third parties to enforce the Note Holder's rights hereunder, the Note Holder will have the right to be paid back by Borrower all of its costs and expenses in enforcing this Note and Mortgage described hereinafter to the extent not prohibited by applicable law. Those expenses include, but are not limited to, reasonable attorneys' fees including any litigation and non-litigation costs through and including any appeals, and such other third-party fees, court costs, costs of documentary evidence, and all other reasonable expenses incurred in connection therewith.

MORTGAGE: This note with interest is secured by mortgage on real estate, of even date herewith, made by the maker hereof in favor of the said payee, and shall be construed and enforced according to the laws of the State of NEW JERSEY.

ACCELERATION, NO NOTICE, AND NO WAIVER: If default be made in the payment of any of the sums or interest mentioned herein or in said mortgage, or in the performance of any of the agreements contained herein or in said mortgage, then the entire principal sum and accrued interest shall at the option of the holder hereof become at once due and collectible without notice, time being of the essence; and said principal sum and accrued interest shall both bear interest from such time until paid at the highest rate allowable under the laws of the State of NEW JERSEY. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

WAIYER: Each person liable hereon, whether maker or endorser, hereby waives presentment, protest, notice, notice of protest and notice of dishonor and agrees to pay all costs, including but not limited to a reasonable attorney's fee, whether suit be brought or not, if, after maturity of this note or default hereunder, or under said mortgage, counsel shall be employed to collect this note or to protect the security of said mortgage.

Whenever used herein the terms "holder", "maker" and "payee" shall be construed in the singular or plural as the context may require or admit.

PROMISSORY NOTE	INITIALS:
FILE: 9983.00012

THIS IS A NOTE SECURED BY A BALLOON MORTGAGE AND THE FOUR MILLION EIGHT HUNDRED THOUSAND and 00/100 DOLLARS ($4,800,000.00), TOGETHER WITH ALL ACCRUED INTEREST, IF ANY, AS WELL AS ALL ADVANCEMENTS MADE BY THE LENDER AND ALL OTHER FINANCIAL OBLIGATIONS UNDER THE TERMS OF THIS INSTRUMENT AND/OR THE NOTE SHALL BECOME DUE AT MATURITY.

MAKER ADDRESS:	AVALON RT9 PROPERTIES, LLC
4400 Route 9	a New Jersey limited liability company
Freehold, NJ 07728
TEL:	By:
Email:	LUISA INGARGIOLA, CFO of Avalon
GloboCare Corp., and Authorize Signatory

AVALON GLOBOCARE CORP.

By:
LUISA INGARGIOLA, CFO

PROMISSORY NOTE	INITIALS:
FILE: 9983.00012